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                                                                   EXHIBIT 10.13

                             Modification Agreement

This Modification Agreement is made between MFSDN Datanet, Inc., a Delaware corporation with its principal place of business at 55 South Market Street, Suite 1250, San Jose, California 95113 ("MFSDN") and ICon International Inc., a Delaware corporation with its principal place of business at 420 Lexington Avenue, New York, New York 10170 ("Customer"), hereinafter collectively referred to as the "Parties."

                                    Recitals

WHEREAS, the Parties have entered into an agreement relative to the provision of data communication services by MFSDN to Customer known as the Master Service Agreement (the "Agreement"); and

WHEREAS, the Parties have entered into Addendum #1 to the Agreement ("Addendum #1"); and

WHEREAS, the Parties desire to modify and amend Addendum #1 only as set forth in this Modification Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

                  1.       Modifications and Amendments to Addendum #1

Paragraph 1 (entitled "Agreement Term") of Addendum #1 is hereby deleted in its entirety and replaced with the following:

"This Agreement shall commence upon execution by both Parties and continue in effect for a period of three (3) years. This Agreement shall automatically be renewed at the end of such three (3) years for an additional term of three (3) years, which renewal period shall be deemed part of the Term. Notwithstanding the foregoing, the terms of this Agreement shall remain in effect as long as services are provided hereunder. The initial term of service for any service ordered hereunder will be set forth in a Service Order placed pursuant to this Agreement."

Paragraph 4 (entitled "Termination") of Addendum #1 is amended by deleting the last sentence of the first paragraph of such Paragraph 4 and replacing it with the following:

"In addition, either Party may, in its sole business judgment and with at least six (6) months notice given during the three (3) year renewal period of the Term, terminate this Agreement during the three (3) year renewal period of the Term, such termination to be effective no earlier than the expiration of the forty-second (42nd) month of the Term.




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                  2.       Effect of this Modification Agreement.

Addendum #1 is modified, altered and changed only as set forth in this Modification Agreement. In the event of any conflict, inconsistency, or incongruity between the provisions of this Modification Agreement and any provisions of Addendum #1 or the Master Service Agreement, the provisions of this Modification Agreement shall in all respects govern and control.

                    MFSDN:                            Customer:

                    By:   /s/                         By:   Scott A. Baxter
                       ------------------------          -----------------------
                    Title:   President & CEO          Title:   President
                          ---------------------             --------------------
                    Date:   10/19/95                  Date:   10/19/95
                         ----------------------            ---------------------


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